COLUMBUS McKINNON CORPORATION

                   MANAGEMENT EVA(R) INCENTIVE COMPENSATION PLAN

                                December 10, 1997

                                    ARTICLE I

                              STATEMENT OF PURPOSE

1.1 The purpose of the Plan is to provide a system of incentive compensation, which will promote the maximization of EVA over the long term. In order to align management incentives with shareholder interests, incentive compensation will reward the creation of value. This Plan will tie incentive compensation to Economic Value Added (AEVA@) and, thereby, reward management for creating value and penalize management for destroying value.

1.2 EVA is the performance measure of value creation for Columbus McKinnon Corporation. EVA reflects the benefits and costs of capital employment. Managers create value when they employ capital in an endeavor that generates a return that exceeds the cost of the capital employed. Managers destroy value when they employ capital in an endeavor that generates a return that is less than the cost of capital employed. By imputing the cost of capital upon the operating profits generated by a business group, EVA measures the total value created (or destroyed) by management. The Plan will reward increases in EVA and penalize decreases over time.

              EVA = NET OPERATING PROFIT AFTER TAX - CAPITAL CHARGE

1.3 Each Plan Participant is placed in a classification. Each classification has a prescribed target bonus. The bonus acquired in any one year is the result of multiplying the Actual Bonus Percentage times the Participant's base pay. Bonus Bank participant bonuses are banked forward in the Participant's Bonus Bank, a prescribed distribution (as specified in Article IV) of the net positive balance is distributed each year through the payroll system.

                                   ARTICLE II

                   DEFINITION OF EVA AND THE COMPONENTS OF EVA

Unless the context provides a different meaning, the following terms shall have the following meanings.

2.1 "PARTICIPATING GROUP" means a group of business divisions that are uniquely identified for the purpose of calculating EVA and EVA based bonus awards.

2.2 "PARTICIPATING UNIT" means a single business division that is uniquely identified for the purpose of calculating EVA and EVA based bonus awards.

2.3 "CAPITAL" means the investment made by shareholders and lenders in the operation of the business. Operating capital includes Net Working Capital, Net Fixed Assets, Goodwill, and other Operating Assets.

        Each component of Capital will be measured by computing an average balance based on the beginning monthly balance for the twelve months of the Fiscal Year.

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2.4     "COST  OF  CAPITAL"  or "C"  means  the  expected  return  on a  typical investment of equivalent risk. It is not really a cash cost, rather it is an opportunity cost, equal to the return investors would expect from an equally risky investment.

        The Cost of Capital will be reviewed annually and revised by EXCOM if it has changed significantly. Calculations will be carried to one decimal point.

2.5 "CAPITAL CHARGE" means the deemed opportunity cost of employing Capital in the business of each Participating Group. The Capital Charge is computed as follows:

               Capital Charge = Capital x Cost of Capital (C)

2.6 "NOPAT" represents the after-tax economic operating profit of the business. NOPAT is calculated by adjusting pre-tax profit from an accounting to an economic basis. (Adjustments are listed in the technical manual on pages 10 through 12)

2.7 "EVA" means Economic Value Added as described in Article I, EVA may be positive or negative.

2.8 "PARTICIPANT" means an individual that has been selected to participate in the Plan.

2.9     "EXCOM" means the Executive Committee of Columbus McKinnon Corporation.

                                   ARTICLE III

                DEFINITION AND COMPUTATION OF TARGET BONUS VALUE

3.1 "ACTUAL EVA" means the EVA as calculated for the Company, each Participating Group, and each Participating Unit for the year in question.

3.2 "TARGET EVA" means the level of EVA that is expected in order for the Participating Group to receive the Target Bonus.

        The Target EVA for the first year is set at the Budget EVA + Expected Improvement in EVA. After the first year, the Target EVA is revised according to the following formula:

        Target EVA = (Last Year Actual EVA + Last Year Target EVA)/2 + Expected Improvement in EVA

3.3 "EXPECTED IMPROVEMENT IN EVA" means the constant EVA improvement that is added to shift the target up each year. This is determined by the expected growth in EVA per year.

3.4 "TARGET BONUS" means the "Target Bonus Percentage" times a Participant's Base Pay.

3.5 "BASE PAY" means a Participant's annual salary as of the beginning of the fiscal year.

3.6     "TARGET   BONUS   PERCENTAGE"   is   determined   by   a   Participant's
        Classification.

3.7 "DECLARED BONUS" means the bonus earned by a Participant and is computed as the Actual Bonus Multiple times a Participant's Target Bonus.

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3.8     "ACTUAL BONUS  MULTIPLE" is calculated by taking the difference  between the Actual EVA and the Target EVA  divided by the  Leverage  Factor plus
        1.0.

           Actual Bonus Multiple     =      [Actual EVA - Target EVA] + 1
                                             -----------------------
                                                 Leverage Factor

3.9 "LEVERAGE FACTOR" is the negative (positive) deviation from Target EVA necessary before a zero (two times Target) bonus is earned. See Exhibit B for the Leverage Factor of each Participating Group.

3.10 "RETIREMENT" is defined in the terms of the Monthly Retirement Benefit Pension Plan or succeeding Plan.

3.11 "PARTICIPANT'S CLASSIFICATION" each Participating Unit manager will establish a Participant's classification, Participant's shall generally be direct reports. All classifications are subject to approval by EXCOM.

                                   ARTICLE IV

                           DESCRIPTION OF BONUS BANKS

4.1 ESTABLISHMENT OF A BONUS BANK. To encourage a long-term commitment by Participants to the Company, a portion of the declared bonuses shall be credited to "at risk" deferred amounts ("Bonus Banks") with the level of distribution contingent on sustained high performance and improvements and continued employment as provided herein.

4.2 NEGATIVE BONUS BANK. Although a Bonus Bank may, as a result of negative EVA, have a deficit, no Plan Participant shall be required, at any time, to reimburse his/her Bonus Bank.

4.3 "BONUS BANK" means, with respect to each Participant, a bookkeeping record of an account to which amounts are credited, or debited as the case may be, from time to time under the Plan and from which bonus payments to such Participant are debited.

4.4 "BANK BALANCE" means with respect to each Participant, a bookkeeping record of the net balance of the amounts credited to and debited against such Participant's Bonus Bank. A Participant's Bank Balance shall initially be equal to zero.

4.5 DISTRIBUTION RULE: Add the Declared Bonus (including negative bonuses) to the Bonus Bank. Pay out (The lesser of Target Bonus or Bank Balance) + 1/3 of the remaining Bonus Bank. Carry the remaining Bank Balance (positive or negative) forward to the next year.

                                    ARTICLE V

                             BONUS DISTRIBUTION DATE

5.1 Bonus distributions for the preceding fiscal year will be paid on or before June 16th of the following fiscal year.

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                                   ARTICLE VI

                 PLAN PARTICIPATION, TRANSFERS AND TERMINATIONS

6.1 PARTICIPANT: The EXCOM will have sole discretion in determining who shall participate in the EVA Incentive Plan.

6.2 TRANSFERS. A Participant who transfers his employment from one Participating Unit of the Company to another shall retain his Bonus Bank and will be eligible to receive future EVA Plan awards in accordance with the provisions of the EVA Incentive Plan. During the year of transfer the awards shall be pro rata based on time spent in each Participating Unit.

6.3 RETIREMENT OR DISABILITY. A Participant who terminates employment with the Company by virtue of retirement or suffers a "disability" as such term is defined in the Company's long-term disability benefits program, while in the Company's employ shall be eligible to receive the balance of his/her Bonus Bank. The Participant will receive his/her balance as soon as practical after qualifying for benefit payments under the Company's long-term disability benefits program.

6.4 INVOLUNTARY TERMINATION WITHOUT CAUSE OR DEATH: A participant who is terminated without cause or who dies shall receive any positive Bonus Bank balance. Such payments will be made as soon as is practical.

6.5 VOLUNTARY TERMINATION: In the event that a Participant voluntarily terminates employment with the Company, they shall be eligible to receive the balance of their Bonus Bank subject to a (5) year vesting period in the EVA Incentive Plan.

6.6 INVOLUNTARY TERMINATION FOR CAUSE. In the event of termination of employment for cause, the right of the Participant to the Bonus Bank shall be forfeited.

        "Cause" Shall mean:
        (i) any act or acts of the Participant constituting a felony under the laws of the United States of America, or any state thereof or any jurisdiction;
        (ii) any material breach by the Participant of any employment agreement with the Company or the policies of the Company or the willful and persistent (after written notice to the Participant) failure or refusal of the Participant to comply with any lawful directives of the Board;
        (iii) a course of conduct amounting to gross neglect, willful misconduct or dishonesty; or
        (iv) any misappropriation of material property of the Company by the Participant or any misappropriation of a corporate or business opportunity of the Company by the Participant.

6.7 BREACH OF AGREEMENT. Notwithstanding any other provision of the Plan or any other agreement, in the event that a Participant shall breach any non-competition agreement with the Company or breach any agreement, with respect to the post-employment conduct of such Participant, the Bonus Bank held by such Participant shall be forfeited.

6.8 NO GUARANTEE: Selection as a Participant is no guarantee that payments under the Plan will be paid or that selection, as a Participant will be made in any subsequent fiscal year.

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                                   ARTICLE VII

                               GENERAL PROVISIONS

7.1 WITHHOLDING OF TAXES. The Company shall have the right to withhold the amount of taxes which, in the determination of the Company, are required under law with respect to any amount due or paid under the Plan.

7.2 EXPENSES. All expenses and costs in connection with the adoption and administration of the Plan shall be borne by the Company.

7.3 NO PRIOR RIGHT OR OFFER. Except and until expressly granted pursuant to the Plan, nothing in the Plan shall be deemed to give any employee any contractual or other right to participate in the benefits of the Plan.

7.4 CLAIMS FOR BENEFITS. In the event a Participant (a "Claimant") desires to make a claim with respect to any of the benefits provided hereunder, the Claimant shall submit evidence satisfactory to the EXCOM of facts establishing his entitlement to a payment under the Plan. Any claim with respect to any of the benefits provided under the Plan shall be made in writing within ninety (90) days of the event which the Claimant asserts entitles him to benefits. Failure by the Claimant to submit his claim within such ninety (90) day period shall bar the Claimant from any claim for benefits under the Plan.

7.5 In the event that a claim, which is made by a Claimant, is wholly or partially denied, the Claimant will receive from the EXCOM a written explanation of the reason for denial. The Claimant or his duly authorized representative may appeal the denial of the claim to the EXCOM at any time within ninety (90) days after the receipt by the Claimant of written notice from the EXCOM of the denial of the claim. In connection therewith, the Claimant or his duly authorized representative may request a review of the denied claim; may review pertinent documents; and may submit issues and comments in writing. EXCOM shall make a decision with respect to an appeal no later than sixty (60) days after receipt of a request for review. EXCOM shall furnish the Claimant with a decision on review in writing, including the specific reasons for the decision. The decision shall be written in a manner designed to be understood by the Claimant, as well as specific reference to the pertinent provisions of the Plan upon which the decision is based. In reaching its decision, the EXCOM shall have complete discretionary authority to determine all questions arising in the interpretation and administration of the Plan and to construe the terms of the Plan, including any doubtful or disputed terms and the eligibility of a Participant for benefits.

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7.6     ACTION  TAKEN IN GOOD  FAITH:  INDEMNIFICATION.  The  EXCOM  may  employ attorneys, consultants, accountants or other persons and the Company's directors and officers shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the EXCOM in good faith shall be final and binding upon all employees who have received awards, Claimants, the Company and all other interested parties. No member of the EXCOM, nor any officer, director, employee or representative of the Company, or any of its affiliates acting on behalf of or in conjunction
        with  the  EXCOM,   shall  be   personally   liable   for  any   action,
        determination, or interpretation, whether of commission or omission, taken or made with respect to the Plan, except in indemnification as they may have as members of the Company's Board of Directors, as members of the EXCOM or as officers or employees of the Company. All members of the EXCOM and any officer, employee or representative of the Company or
        any  of  its  subsidiaries   acting  on  their  behalf  shall  be  fully
        indemnified and protected by the Company with respect to any such action, determination or interpretation against the reasonable expenses, including attorneys fees actually and necessarily incurred in the connection with the defense of any civil or criminal action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or an award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, that such person
        claiming   indemnification  shall  in  writing  offer  the  Company  the opportunity, at its own expense, to handle and defend the same. Expenses (including attorneys fees) incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding if such person claiming indemnification is entitled to be indemnified as provided in this Section.

7.7 RIGHTS PERSONAL TO EMPLOYEE. Any rights provided to an employee under the Plan shall be personal to such employee, shall not be transferable (except by will or pursuant to the laws of descent or distribution), and shall be exercisable, during his lifetime, only by such employee.

7.8 TERMINATION OF THE PLAN. Upon termination of the Plan or suspension for a period of more than 90 days, the Bank Balance of each Participant shall be distributed as soon as practicable but in no event later than 90 days from such event. The EXCOM, in its sole discretion, may accelerate distribution of the Bank Balance, in whole or in part, at any time without penalty.

7.9 NON-ALLOCATION OF AWARD: In the event of a suspension of the Plan in any Plan Year, as provided herein at Article VIII, Section 8, the current bonus for the subject Plan year shall be deemed forfeited and no portion thereof shall be allocated to Participants. Any such forfeiture shall not affect the calculation of EVA in any subsequent year.

                                  ARTICLE VIII

                                   LIMITATIONS

8.1 NO CONTINUED EMPLOYMENT: Neither the establishment of the Plan, nor the grant of an award hereunder, nor anything contained herein, shall provide any employee with any right to continued employment or shall be deemed to constitute an express or implied contract of employment for any period of time or in any way abridge the rights of the Company and its Participating Units to determine the terms and conditions of employment or whether to terminate the employment of any employee with or without cause at any time.

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8.2     NO VESTED RIGHTS:  Except as otherwise  provided herein,  no employee or other person shall have any claim of right (legal, equitable, or otherwise) to any award, allocation, or distribution or any right, title, or vested interest in any amounts in his Bonus Bank and no officer or employee of the Company or any Participating Unit or Group or any other person shall have any authority to make representations or
        agreements  to  the  contrary.   No  interest   conferred  herein  to  a
        Participant shall be assigned or subject to claim by Participant's creditors. The right of the Participant to receive a distribution thereunder shall be an unsecured claim against the general assets of the Company and the Participant shall have no rights in or against any specific assets of the Company as the result of Participation hereunder.

8.3 NOT PART OF OTHER BENEFITS: The benefits provided in this Plan shall not be deemed a part of any other benefit provided by the Company to its employees. The Company assumes no obligation to Plan Participants except as specified herein. This is a complete statement, along with the exhibits attached hereto, of the terms and conditions of the Plan.

8.4 OTHER PLANS: Nothing contained herein shall limit the Company's or the Board of Directors' power to grant bonuses to employees of the Company, whether or not Participants in this Plan.

8.5 UNFUNDED PLAN: This Plan is unfunded and is maintained by the Company in part to provide deferred compensation to a select group of management and highly compensated employees. Nothing herein shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant.

                                   ARTICLE IX

                                    AUTHORITY

9.1 EXCOM AUTHORITY: Except as otherwise expressly provided herein, full power and authority to interpret and administer this Plan shall be vested in the EXCOM. The EXCOM may from time to time make such decisions and adopt such rules and regulations for implementing the Plan, as it deems appropriate for any Participant under the Plan. Any decision taken by the EXCOM arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be final, conclusive and binding upon all Participants and any person claiming under or through them.

9.2 BOARD OF DIRECTORS AUTHORITY: The Board shall be ultimately responsible for administration of the Plan. References made herein to the "EXCOM" assume that the Board of Directors approved EXCOM to administer the Plan. In the event EXCOM is not so designated, the Board shall administer the Plan. The Board or EXCOM, as appropriate, shall work with the CEO of the Company in all aspects of the administration of the Plan.

                                    ARTICLE X

                                     NOTICE

10.1 Any notice to be given pursuant to the provisions of the Plan shall be in writing and directed to the appropriate recipient thereof at his business address or office location.

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                                   ARTICLE XI

                                 EFFECTIVE DATE

11.1 This Plan shall be effective April 01, 1997 and will be administered on a fiscal year basis, consistent with the Company's March 31 year end.

                                   ARTICLE XII

                                   AMENDMENTS

12.1 This Plan may be amended, suspended or terminated at any time at the sole discretion of the Board of Directors. Provided, however, that no such change in the Plan shall be effective to eliminate or diminish any award that has been allocated to the Bank of a Participant prior to the date of such amendment, suspension or termination. Notice of any such amendment, suspension of termination shall be given promptly to each Participant.

                                  ARTICLE XIII

                                 APPLICABLE LAW

13.1 This Plan shall be construed in accordance with the State of New York law.

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